CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Variable Equity Trust – Legg Mason Partners Variable Lifestyle Allocation 85% (the “Registrant”), each certify to the best of his knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners Variable Equity Trust - Legg Mason Partners Variable Lifestyle Allocation 85%	Chief Financial Officer Legg Mason Partners Variable Equity Trust - Legg Mason Partners Variable Lifestyle Allocation 85%
/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken Date: October 4, 2007	Kaprel Ozsolak Date: October 4, 2007

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.